Exhibit 10.11

Execution version

SECURITIES AGENCY AGREEMENT

THIS SECURITIES AGENCY AGREEMENT (this “Agreement”) dated as of January 3, 2006 is entered into by and among THE BANK OF NEW YORK, a New York banking corporation, not in its individual capacity but solely as trustee under the Indenture (as defined herein) (the “Trustee”), JSC TuranAlem Securities, a Kazakhstan joint stock company incorporated under the laws of Kazakhstan, No. 14024-1910-T00, broker-dealer license No. 0401200159, as Securities Agent in the Republic of Kazakhstan (the “Securities Agent”), and TRANSMERIDIAN EXPLORATION, INC. (“TME”), a company incorporated under the laws of the British Virgin Islands and BRAMEX MANAGEMENT, INC. (“Bramex”), a company incorporated under the laws of the British Virgin Islands (Bramex, together with TME, the “Issuer”).

RECITALS

The Trustee, the Issuer and certain guarantors have entered into an Indenture dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”) pursuant to which the Issuer is issuing its Senior Secured Notes due 2010 (the “Notes”);

To secure its and the Guarantors’ obligations under the Indenture and the Notes (the “Obligations”), the Issuer has agreed, among other things, to execute and deliver the Conditional Share Transfer Agreement (the “CSTA”) and the other documents listed on Exhibit A (the CSTA, such other documents listed on Exhibit A and any such other agreements as may be entered into from time to time with the prior written consent of the Trustee with respect to the Shares (as defined in CSTA) collectively referred to herein as the “Kazakhstan Documents”); and

The holders of the Notes have selected and desire the Issuer to appoint the Securities Agent, and the Securities Agent desires to act, as securities agent pursuant to the Kazakhstan Documents.

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

Section 1. Definitions

Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Indenture.

Section 2. Appointment of Securities Agent; Successor Securities Agent

The Issuer hereby appoints the Securities Agent, and the Securities Agent hereby accepts such appointment, pursuant to the terms of this Agreement, as securities agent to act on behalf of the Trustee under the Indenture for the benefit of the Trustee and the holders of the Notes, but solely in respect of the Kazakhstan Documents and the Shares covered thereby. The Securities Agent shall be and is hereby authorized to exercise such rights and powers as instructed from time to time by the Trustee to perform its obligations as Securities Agent under this Agreement and as Securities Agent and/or beneficiary under the Kazakhstan Documents. Except as otherwise expressly set forth in this Agreement, the Securities Agent shall not take any action with respect to the Shares, whether pursuant to this Agreement or any of the Kazakhstan Documents, except pursuant to the written instructions of the Trustee.

(a) The Securities Agent is an independent contractor and shall have no authority to act for or represent the Trustee except as expressly set forth herein. Notwithstanding any provision to the contrary elsewhere, the Securities Agent shall not have any authority, rights, duties or responsibilities, except those expressly set forth in the Kazakhstan Documents to which it is a party and those arising out of its acceptance and administration of this Agreement. The Securities Agent does not owe fiduciary duties to the Trustee or any other person in connection with the performance of its duties hereunder other than (i) the duty to safekeep the Shares in its custody and (ii) the duty to take no action which would impair the interests of the Trustee and the holders of the Notes in the Shares. At the expense of the Issuer, the Securities Agent may retain counsel and other experts, and may rely conclusively on the advice of such counsel and other experts. If the Securities Agent is required to take any action hereunder, including, but not limited to, beginning any legal action or proceeding or taking any steps to enforce or realize upon any security interest created by the Kazakhstan Documents, the Issuer shall reimburse and indemnify (whether by way of payment in advance or otherwise) the Securities Agent against all costs, claims, expenses (including legal fees) and liabilities it will or may expend or incur in taking such action.

(b) The Securities Agent may be removed any time with or without cause by written notice by the Trustee. Prior to the effectiveness of any such removal, the Issuer shall have the right to appoint a successor Securities Agent. Upon the acceptance of any appointment as Securities Agent hereunder by a successor Securities Agent, such successor Securities Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Securities Agent, and the retiring Securities Agent shall be discharged from its duties and obligations under this Agreement. After any Securities Agent’s removal hereunder as Securities Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Securities Agent under this Agreement and the Kazakhstan Documents.

(c) Beyond the exercise of reasonable care in the custody thereof, the Securities Agent shall have no duty as to any Shares in its possession or control or in the possession or control of any nominee, agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Securities Agent shall be deemed to have exercised reasonable care in the custody of the Shares in its possession if the Shares is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Shares, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Securities Agent in good faith.

(d) The Issuer shall concurrently give to the Securities Agent copies of all notices given by Issuer to the Trustee pursuant to the Indenture, provided that the failure to provide to the Securities Agent a copy of a notice properly delivered to the Trustee shall not be a separate default or Event of Default under the Indenture, the Kazakhstan Documents or this Agreement. The Trustee will have the right to appoint a person who will be in charge of exercising the rights derived from or related to the Shares or that may be applicable to its defense, in which case, the Securities Agent will only be obligated to grant the necessary powers of attorney. In the event of and following such an appointment, the Trustee shall give prompt notice of such appointment to the Issuer.

Section 3. Responsibilities of Securities Agent

The obligations of the Securities Agent under this Agreement shall be to:

(a) duly execute and deliver and act as Securities Agent or beneficiary under the Kazakhstan Documents for the benefit of the Trustee under the Indenture as requested by the Trustee in writing;

(b) duly perform all of its duties and obligations under the Kazakhstan Documents, specifically those obligations to enforce its rights against the Shares, but only as and to the extent instructed by the Trustee in writing;

(c) upon the occurrence of an Event of Default, take such action as requested by written instructions of the Trustee under the Indenture, specifically including the actions specified under Section 2.1 of the CSTA (but in no event otherwise) in a manner consistent with applicable law. In this regard, the Securities Agent shall be entitled to rely and act upon, and shall be fully protected in relying and acting upon, any note, writing, resolution, notice, consent, certificate, request, demand, direction, instruction, waiver, receipt, agreement, affidavit, letter, statement, order or written document or written communication reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel and other experts retained or employed by the Securities Agent in its reasonable discretion;

(d) be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Event of Default or any right or obligation to give a Transfer Instruction (as defined in the CSTA) except upon receipt by the Securities Agent of a written notice or a certificate from the Trustee, stating that an Event of Default has occurred and that a Transfer Instruction should be delivered. The Securities Agent shall have no obligation whatsoever either prior to or after receiving such written notice or certificate to inquire whether an Event of Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice or certificate so furnished to it;

(e) take such other actions reasonably requested by the Trustee in accordance with this Agreement;

(f) file the required statements and record the required documents or instruments in the appropriate public office at any time or times necessary to preserve the interests of the Trustee and the holders of the Notes in the Shares;

(g) except as set forth in Section 3(j) below, waive any right of set-off with respect to the Shares;

(h) following completion of a Share Transfer (as defined in the CSTA), at the direction of the Trustee, sell the Shares in a manner consistent with applicable law for cash or other consideration in one or more transactions in such manner and to such purchasers as shall be directed in writing by the Trustee;

(i) remit all Sale Proceeds (as defined in the CSTA) forthwith to the Trustee until the Trustee shall have received at its offices in New York, New York an aggregate amount equal to all amounts owed by the Issuer with respect to the Obligations, and upon receipt by the Securities Agent of a written certification from the Trustee that the Trustee has received Sale Proceeds from the sales of Transferred Shares (as defined in the CSTA) conducted by or at the direction of the Securities Agent pursuant to the CSTA in an aggregate amount sufficient to have satisfied in full all of the Obligations, (i) remit any remaining Sale Proceeds to the Shareholders (as defined in the CSTA), as they shall jointly direct and (ii) if applicable, instruct the Nominee (as defined in the CSTA) to transfer ownership of any remaining Shares to the Shareholders, as they shall jointly direct; and

(j) if so directed in writing by the Trustee, acquire Transferred Shares for the account of the Trustee, or its assigns, pursuant to the exercise of the set-off rights provided for in Section 7(g) of the CSTA. The Securities Agent shall not otherwise exercise such rights under the CSTA or otherwise arising in favor of the Securities Agent by operation of law or any other agreement with the Shareholders, or the Issuer, or any of their Affiliates.

Section 4. Securities Agent’s Individual Capacity

The Securities Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Issuer or any of its affiliates or subsidiaries as if it were not performing the duties specified herein, and may accept fees and other consideration from the Issuer for services in connection with this Agreement and otherwise without having to account for the same to the Trustee or to the holders of Notes from time to time.

Section 5. Term, Fees, Etc.

The term of this Agreement shall commence on the date hereof and, unless earlier terminated pursuant to Section 2(c), shall terminate upon the Termination Date (as defined in the CSTA). For services rendered as Securities Agent under this Agreement, the Issuer shall pay the Securities Agent such compensation as may be agreed to from time to time in writing between the Securities Agent and the Issuer. The Issuer agrees to pay the reasonable fees, expenses and other amounts payable of the Securities Agent under this Agreement (including the reasonable fees and expenses of the Securities Agent’s counsel), in addition to any other fees, expenses and other amounts payable that may arise under the Kazakhstan Documents (as such term is defined in the Indenture). The Trustee shall have no liability for any of the foregoing fees or expenses.

Section 6. Limitation of Responsibility.

(a) The Securities Agent will not be liable for any facts, acts or omissions of the parties on the Kazakhstan Documents or third parties that may prevent the Securities Agent from complying with its obligations and duties under this Agreement.

(b) The Securities Agent shall not have any implied liability or obligation under this Agreement or the Kazakhstan Documents with respect to obligations that are not expressly provided herein or therein.

(c) The parties hereto agree that the Securities Agent shall not be liable for any act or omission, including without limitation, the failure to deliver any notice in accordance with this Agreement, to be performed by any other party hereto or any third party that may result in a failure to comply with the Securities Agent obligations.

(d) The Securities Agent shall not be liable for any act performed in good faith and in accordance with the written instructions delivered by the Trustee to the Securities Agent pursuant to this Agreement. The Trustee shall have no liability for any negligence or willful misconduct of the Securities Agent.

(e) Notwithstanding any other limitation to the Securities Agent’s liability under this Agreement, the parties hereto agree that the Securities Agent shall not be liable for, and shall not have any obligation to verify or investigate:

(i)	any representation or warranty made by the parties hereto in this Agreement or any other document related to this Agreement, including but not limited to the Kazakhstan Documents;

(ii)	the content of any certificate, report or any other document delivered by any party hereto or any other third party; and

(iii)	the fulfillment by the Issuer of its obligations under or any agreement related to this Agreement, including but not limited to the Kazakhstan Documents.

(f) Nothing herein shall require the Trustee to submit to the jurisdiction of a non-U.S. court.

(g) Without limiting the above and notwithstanding any provision to the contrary in any other document, the Securities Agent and its officers, representatives, employees and agents:

(i)	shall not have any liability or obligation other than those expressly provided in this Agreement, and the Securities Agent shall not have any implied liability or obligation hereunder;

(ii)	at any time, upon determination by the Securities Agent after consultation with legal counsel that it is prohibited by applicable law to perform or refrain from performing an act or requirement set forth herein, the Securities Agent may postpone or refrain from performing such act until the Securities Agent has received legal advice from counsel or other evidence reasonably satisfactory to the Securities Agent that such act (or omission to act) is not prohibited under applicable law.

(iii)	may, at its own election, seek advice from any legal or any other kind of advisor (provided that Securities Agent shall not retain financial advisors for the benefit of Trustee without the prior written consent of the Trustee);

(iv)	shall not have any liability whatsoever to determine or investigate the fulfillment or compliance by any of the parties hereto of the terms, conditions and obligations under this Agreement or any other agreement they are part of;

(v)	shall not incur any liability whatsoever for any delay, cancellation or modification of any notice, consent, certificate, representation, communication, copy or any other communication not delivered to the Securities Agent, cancelled or modified timely; and

(vi)	shall not be deemed to have knowledge of any fact or circumstance, unless the Securities Agent has received a written notice at the address provided in Section 9(a) hereof in accordance with this Agreement.

Section 7. Indemnification; Disclaimers, Etc.

(a) The Issuer shall be liable for and shall reimburse and indemnify the Securities Agent and hold each of the Securities Agent and the Trustee (which shall include, for the purposes of this Section 7, their respective officers, employees, agents and directors) harmless from and against any and all claims, losses, liabilities, taxes, costs, damages or expenses (including reasonable attorney’s fees and expenses) (collectively, “Losses”) arising from or in connection with or related to this Agreement or being Securities Agent hereunder (including but not limited to Losses incurred by the Securities Agent in connection with its successful defense, in whole or in part, of any claim of willful misconduct on its part); provided, however, that the Securities Agent shall not be indemnified for Losses caused by its own negligence or willful misconduct, for which it shall indemnify the Trustee and the Issuer for any costs or expenses of any kind whatsoever incurred by them.

(b) No provision of this Agreement and the Kazakhstan Documents shall require the Securities Agent or the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or under the Kazakhstan Documents or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c) The Securities Agent shall have no liability (whether sounding in tort, contract or otherwise) for losses in connection with, arising out of, or in any way related to, performance by the Securities Agent under any of the Kazakhstan Documents and/or the relationship established by this Agreement, or any act, omission or event occurring in connection therewith, unless it is determined by a final and nonappealable judgment of a court of the competent jurisdiction that is binding on the Securities Agent that such losses were the result of acts or omissions on the part of the Securities Agent constituting negligence or willful misconduct in connection with the performance by the Securities Agent hereunder or under the Kazakhstan Documents, or otherwise.

(d) Without prejudice to any other provision of this Section 7, the Securities Agent and the Issuer agree that the Trustee shall have no liability to the Securities Agent or the Issuer (whether sounding in tort, contract or otherwise) hereunder.

Section 8. Illegality; No Inconsistency

Nothing in this Agreement or the Kazakhstan Documents shall require the Securities Agent to take any action which is in violation of or prohibited by any applicable laws.

Section 9. Miscellaneous Provisions

(a) Notices. All notices, approvals, comments or other communications required or desired to be given hereunder shall be in writing in the English Language and delivered in person or mailed by certified mail or courier, postage prepaid, addressed as follows, or by facsimile transmission, and shall be deemed given when received:

If to the Trustee:

The Bank of New York

101 Barclay Street 21 West

New York, New York 10286

Attention: Global Finance Unit

Fax: (212) 815-5802/5803

If to the Securities Agent:

TuranAlems Securities JSC

281 Khusainov Street

Almaty 050060

Attention: Laura Likerova, Managing Director

Fax: +7-3272-991025

If to the Issuer:

c/o Transmeridian Exploration Incorporated

397 N. Sam Houston Parkway East, Suite 300

Houston, Texas 77060

Attention: Earl W. McNeil

Fax: (281) 999-9094

(b) Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

(c) Headings. The headings in this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

(d) Counterpart Originals. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

(e) Amendments. This Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by all of the parties hereto.

(f) Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York (without reference to conflict of laws). The parties agree that any suit for the enforcement of this Agreement may be brought in the courts of the State of New York or any federal court sitting in the Borough of Manhattan in New York, New York and consent to the nonexclusive jurisdiction of such court.

(g) Dispute Resolution.

i)	The Parties shall make attempts to settle disputes hereunder amicably through good faith negotiations within thirty (30) days from the moment of submission of a written notice about such dispute by one Party to the other Party. If such negotiations are not successful a dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof, shall be settled by arbitration.

ii)	Each of the Parties hereby irrevocably agrees that, if any dispute, claim or disagreement arises from or in connection with this Agreement (or any supplement, modification or addition thereto, including as to the terms or conditions of the execution, breach, termination or invalidity hereof or thereof) (together, Disputes) and the negotiations referred to in Clause i) are not successful, such Dispute shall be submitted to arbitration. Disputes submitted to arbitration shall be conducted in English and be resolved by arbitration in London by the Arbitration Court of the International Chamber of Commerce (the Arbitration Court) in accordance with the rules of the Arbitration Court, which rules are deemed to be incorporated by reference into this Clause. The tribunal shall consist of three arbitrators, one appointed by each of the Parties with the third being agreed between the first two arbitrators but, in the absence of agreement between them, shall be appointed by the Arbitration Court. All decisions of the Arbitration Court shall be binding on the Parties and the Dispute shall be considered finally settled under the rule of the Arbitration Court by the said arbitrators.

(h) Incorporation by Reference. All of the rights, protections and privileges granted to the Trustee under the Indenture are incorporated by reference herein and shall inure to the benefit of the Securities Agent herein; provided, however, that in the event there is an inconsistency or conflict between this Agreement and the Indenture, this Agreement shall govern (it being understood that this proviso is intended solely to resolve conflicts between this Agreement and the Indenture with respect to the rights of the Securities Agent under this Agreement, and shall not in any way modify, diminish or otherwise affect the rights, protections and privileges granted to the Trustee under the Indenture).

(i) The indemnities set forth herein in Section 7 shall survive the final payment of the Obligations, the termination of this Agreement, and the resignation or removal of the Trustee or the Securities Agent.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

THE BANK OF NEW YORK,
Not in its individual capacity but solely as Trustee under the Indenture

By:	/s/ Luis Perez
Name:	Luis Perez
Title:	Assistant Vice President

TuranAlem Securities JSC, as Securities Agent

By:	/s/ Kairat K. Bektanov
Name:	Kairat K. Bektanov
Title:	Director

TRANSMERIDIAN EXPLORATION, INC. as Issuer

By:	/s/ Earl W. McNiel
Name:	Earl W. McNiel
Title:	Vice President

BRAMEX MANAGEMENT, INC as Issuer

By:	/s/ Earl W. McNiel
Name:	Earl W. McNiel
Title:	Vice President

EXHIBIT A

KAZAKHSTAN DOCUMENTS

1.	Conditional Share Transfer Agreement dated January 3, 2006 among JSC TuranAlem Securities, Transmeridian Exploration, Inc. and Bramex Management, Inc.

2.	Nominee agreement among Visor Investment Solutions JSC, on the one hand, and JSC TuranAlem Securities, Transmeridian Exploration, Inc. and Bramex Management, Inc., on the other hand, respectively.

3.	Share Encumbrance and Pledge Agreement dated January 3, 2006 among JSC TuranAlem Securities, Transmeridian Exploration, Inc. and Bramex Management, Inc.

4.	Application to open “face account” with JSC “Securities Registrar System”, License No. 20050017 of the National Companies and Securities Commission of the Republic of Kazakhstan.